Exhibit 4.2

     NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR
     SAID SHARES MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

               Number of Shares Issuable Upon Exercise: __________

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

                             Expires: March 31, 2007

     THIS CERTIFIES THAT, for value received, ________________, a[n] _____________ whose address is ______________________________, is entitled to subscribe for and purchase __________ shares of the Common Stock of CompuPrint, Inc., a North Carolina corporation (the "Company"), at a price per share of $.01, subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Shares" shall mean the Company's presently authorized Common Stock, and the term "Grant Date" shall mean March 31, 2002.

     1. TERM. This Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and prior to the fifth anniversary of the Grant Date, March 31, 2007.

     2.   METHOD OF EXERCISE; NET ISSUE EXERCISE.

          2.1 METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. This Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company, by cash, check or cancellation of indebtedness, of an amount equal to the Exercise Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof as soon as possible and in any event within twenty (20) days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible thereafter.

          2.2 AUTOMATIC EXERCISE. To the extent this Warrant is not previously exercised, and if the fair market value of one share of the Company's Common
Stock is greater than the Exercise Price, this Warrant shall be deemed automatically exercised pursuant to Section 2.3 below (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Company's Common Stock upon such expiration shall be determined pursuant to Section 2.3(b) below. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2.2, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

          2.3  RIGHT TO CONVERT WARRANT INTO STOCK; NET ISSUANCE.

               (a) In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder may elect to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock, the aggregate value of which shares shall be equal to the value of this Warrant or the portion thereof being converted. The Conversion Right may be exercised by the holder by surrender of this Warrant at the principal office of the Company together with notice of the holder's intention to exercise the Conversion Right, in which event the Company shall issue to the holder a number of shares of the Company's Common Stock computed using the following formula:

                                     Y(A-B)
                               X =  --------
                                       A

Where:    X = The number of shares of Common Stock to be issued to the holder.

          Y = The number of shares of Common Stock purchasable under this Warrant subject to the exercise election.

          A = The fair market value of one share of the Company's Common Stock.

          B = Exercise Price.

               (b) For purposes of this Section 2.3, the "fair market value" per share of the Company's Common Stock shall mean:

                    (i) If the Conversion Right is exercised in connection with and contingent upon the Company's initial public offering, and if the Company's registration statement relating to such offering has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering; or

                    (ii) If the Conversion Right is not exercised in connection with and contingent upon the Company's initial public offering, then as follows:

                         (A) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the Nasdaq National Market (the "National Market System"), the fair market value shall be the average of the last reported sale prices of the Common Stock on such exchange or on the Nasdaq National Market on the last ten (10) trading days (or all such trading days such Common Stock has been traded if fewer than 10 trading days) before the effective date of exercise of the Conversion Right or if no such sale is made on any such day, the mean of the closing bid and asked prices for such day on such exchange or on the Nasdaq National Market;

                         (B) If the Common Stock is not so listed or admitted to unlisted trading privileges, the fair market value shall be the average of the means of the last bid and asked prices reported on the last ten (10) trading days (or all such trading days such Common Stock has been traded if fewer than 10 trading days) before the date of the election (1) by the Nasdaq Stock Market or (2) if reports are unavailable under clause (1) above, by the National Quotation Bureau Incorporated; and

                         (C) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be determined by mutual agreement of the Company and the holder of this Warrant.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which this Warrant may be exercised, the Company will at all times have duly authorized and reserved, for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock issuable upon exercise thereof).

     4. NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, then, in connection with each such event, the Company shall mail to the holder of this Warrant at least twenty (20) days prior written notice of the date on which any such record is to be taken for the purpose of such dividend, distribution, right(s) or vote of the shareholders. Each such written notice shall specify the amount and character of any such dividend, distribution or right(s), and shall set forth, in reasonable detail, the matter requiring any such vote of the shareholders.

     5. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall round up to the nearest full share.

     6. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR SHARES OF COMMON STOCK.

          (a) COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR
          (III) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

          (b) DISPOSITION OF WARRANT AND SHARES. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration thereof, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of this Warrant or such Shares and indicating whether or not under the Securities Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Securities Act. Each certificate representing this Warrant or the Shares or Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act unless, in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Securities Act. Nothing herein shall restrict the transfer of this Warrant or any portion hereof by the initial holder hereof to any partnership affiliated with the initial holder, or to any partner of any such partnership provided such transfer may be made in compliance with applicable federal and state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

     7.   RIGHTS AS SHAREHOLDERS; INFORMATION.

          7.1 SHAREHOLDER RIGHTS. Except as set forth herein, no holder of this Warrant, as such, shall be entitled to vote upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or be deemed the holder of Common Stock until this Warrant shall have been exercised and the Shares purchasable upon such exercise shall have become deliverable, as provided herein.

     8. REPRESENTATIONS AND WARRANTIES. This Warrant is issued and delivered on the basis of the following:

          (a) This Warrant has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms;

          (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

          (c) The execution and delivery of this Warrant, the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof and the compliance by the Company with the provisions hereof (i) are not and will not be inconsistent with the Company's Charter or Bylaws, (ii) do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and (iii) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

     9. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     10. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or sent to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant and shall be deemed received by the holder upon the earlier of actual receipt or, if sent by certified mail (postage prepaid), five (5) days after deposit in the U.S. mail.

     11. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Shares shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     12. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate issued upon exercise thereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver a new Warrant or stock certificate in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     13. NO IMPAIRMENT. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     14.  DESCRIPTIVE   HEADINGS.   The  descriptive  headings  of  the  several
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     15. RECOVERY OF LITIGATION COSTS. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     16. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.


Date: March 31, 2002                    CompuPrint, Inc.,
                                        a North Carolina corporation


                                        By:
                                            ------------------------------------
                                            David R. Allison
                                            President
                                            2457 Industrial Park Road
                                            Lincolnton, North Carolina 28092

                                   EXHIBIT A-1

                               NOTICE OF EXERCISE


To:  CompuPrint, Inc.

     1.   The undersigned hereby:

          [ ] elects to purchase _______________ shares of Common Stock of CompuPrint, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full; or

          [ ]  elects to exercise  its net issuance  rights  pursuant to Section
               2.3 of the attached Warrant with respect to ______________ shares of Common Stock of CompuPrint, Inc.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


               __________________________________________________
                                     (NAME)

               __________________________________________________
                                    (ADDRESS)

               __________________________________________________
                                    (ADDRESS)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


________________________
       (DATE)


                                        ________________________________________
                                                      (SIGNATURE)